Exhibit 23.1

Grant Thornton LLP 1 South Street, Suite 2400 Baltimore, MD 21202-7304 T 410.685.4000 F 410.837.0587 www.GrantThornton.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2012, with respect to the combined financial statements in the Annual Report of U.S Silica Holdings, Inc. on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-8 (No. 333-179480, effective February 10, 2012).

Baltimore, Maryland

March 20, 2012

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd.